Exhibit 99.1

MCEWEN MINING: 2020 FULL YEAR AND Q4 PRODUCTION RESULTS

TORONTO, January 4, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports consolidated production for the full year of 2020 was 92,100 gold ounces and 2,020,000 silver ounces, or 115,600 gold equivalent ounces(1)(“GEOs”) at a gold:silver ratio of 86:1. Consolidated production for Q4 2020 was 24,100 gold ounces and 532,400 silver ounces, or 31,100 GEOs at the average gold:silver ratio for the quarter of 77:1.

Consolidated Production Summary

	Q4		Full Year
	2019	2020	2019	2020
Gold (oz)	36,100	24,100	134,300	92,100
Silver (oz)	865,000	532,400	3,365,800	2,020,000
GEOs(1)	46,300	31,100	174,400	115,600

In Q4 2020, our attributable production from San José(2) was 531,500 silver ounces and 8,700 gold ounces, or 15,600 GEOs, which was in-line with our expectations; Black Fox production of 8,000 GEOs was above our expectations; Gold Bar production of 6,000 GEOs was below our expectations; and El Gallo produced 1,500 GEOs from residual leaching.

Fox Complex PEA

Work on the Fox Complex Preliminary Economic Assessment (PEA) is ongoing. The addition of several other key properties has expanded the scope of the PEA and as a result it is now expected to be completed in Q2 2021.

Gold Bar Feasibility Study

The updated Resource and Reserve estimates for the Gold Bar Mine are being finalized and will be published concurrent with the summary results of the updated Feasibility Study in the coming weeks.

Notes:

(1)	'Gold Equivalent Ounces' are calculated based on a gold to silver price ratio of 85:1 for Q4 2019, 77:1 for Q4 2020, 84:1 for 2019, and 86:1 for 2020.
(2)	The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

Technical Information

The technical content of this news release has been reviewed and approved by Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina.

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